EX-28.h.2.n

DFA INVESTMENT DIMENSIONS GROUP INC.

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

ADDENDUM NUMBER SEVENTEEN

THIS ADDENDUM is made as of the 13th day of September, 2005, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”) and PFPC INC., formerly known as “Provident Financial Processing Corporation,” a Delaware corporation (“PFPC”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement, as agreed to in writing by PFPC and the Fund;

WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to four (4) new portfolios of the Fund, designated as U.S. Core Equity 1 Portfolio, U.S. Core Equity 2 Portfolio, U.S. Vector Equity Portfolio, and International Core Equity Portfolio, which are listed on Schedule B, attached hereto;

WHEREAS, PFPC presently provides such services to that portfolio of the Fund designated Pacific Rim Small Company Portfolio, which portfolio has been renamed Asia Pacific Small Company Portfolio and such new designation is listed on Schedule B, attached hereto; and

WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those portfolios set forth on “Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated September 13, 2005” which is attached hereto, shall be “Portfolios” under the Agreement.

2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time by the Fund and PFPC.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be September 13, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Seventeen to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie Brown
Name:	Valerie A. Brown
Title:	Vice President

PFPC INC.

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	SVP

SCHEDULE B

PORTFOLIOS OF DFA INVESTMENT DIMENSIONS GROUP INC.

AMENDED AND RESTATED SEPTEMBER 13, 2005

LWAS/DFA International High Book to Market Portfolio

Continental Small Company Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Five-Year Government Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA International Small Cap Value Portfolio

DFA One-Year Fixed Income Portfolio

DFA Real Estate Securities Portfolio

DFA Short-Term Municipal Bond Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Core Equity Portfolio

Emerging Markets Portfolio

Emerging Markets Small Cap Portfolio

Emerging Markets Value Portfolio

Enhanced U.S. Large Company Portfolio

International Core Equity Portfolio

International Small Company Portfolio

Japanese Small Company Portfolio

Large Cap International Portfolio

Asia Pacific Small Company Portfolio

Tax Managed U.S. Small Cap Value Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Equity Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Small Cap Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

U.S. Vector Equity Portfolio

U.S. Large Cap Value Portfolio

U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Small Cap Portfolio

U.S. Small Cap Value Portfolio

U.S. Small XM Value Portfolio

United Kingdom Small Company Portfolio

VA Global Bond Portfolio

VA International Small Portfolio

VA International Value Portfolio

VA Large Value Portfolio

VA Short-Term Fixed Portfolio

VA Small Value Portfolio